As filed with the Securities and Exchange Commission on September 25, 2008

Registration Statement No. 333-136332

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANSYS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	04-3219960
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

Southpointe

275 Technology Drive

Canonsburg, Pennsylvania 15317

(724) 746-3304

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

James E. Cashman III

President and Chief Executive Officer

ANSYS, Inc.

Southpointe

275 Technology Drive

Canonsburg, Pennsylvania 15317

(724) 746-3304

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

John R. LeClaire Joseph L. Johnson III Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 (617) 570-1000	Sheila S. DiNardo Vice President, General Counsel and Secretary ANSYS, Inc. 275 Technology Drive Canonsburg, Pennsylvania 15317 (724) 746-3304

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

TERMINATION OF REGISTRATION

ANSYS, Inc. (the “Company”) previously registered up to 6,000,000 shares of the Company (the “Securities”) on a Registration Statement on Form S-3 (Registration No. 333-136332) (the “Registration Statement’) filed with the Securities and Exchange Commission on August 4, 2006.

The Securities covered by the Registration Statement were issued in a private placement conducted in connection with a series of mergers by which the Company acquired all of the outstanding stock of Fluent Inc. on May 1, 2006 (the “Acquisition”). In connection with the Acquisition, the Company entered into a registration rights agreement with the selling stockholders (the “Registration Rights Agreement’), pursuant to which it filed the Registration Statement.

The Company’s obligation to register the Securities under the Registration Rights Agreement expired on August 4, 2008. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities of the Company which remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered under the Registration Statement which remained unsold as of September 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canonsburg, Commonwealth of Pennsylvania, on this 25th day of September, 2008.

ANSYS, Inc.

By:	/s/ James E. Cashman III
James E. Cashman III
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ James E. Cashman III James E. Cashman III	President, Chief Executive Officer and Director (Principal Executive Officer)	September 25, 2008

/s/ Maria T. Shields Maria T. Shields	Chief Financial Officer, Vice President, Finance and Administration (Principal Financial Officer)	September 25, 2008

* Peter J. Smith	Chairman of the Board of Directors	September 25, 2008

Zoltan Cendes	Director

William R. McDermott	Director

* Jacqueline C. Morby	Director	September 25, 2008

* Bradford C. Morley	Director	September 25, 2008

* John F. Smith	Director	September 25, 2008

Michael Thurk	Director

* Patrick J. Zilvitis	Director	September 25, 2008

*By:	/s/ James E. Cashman III
James E. Cashman III
Attorney-in-Fact